UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2008

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200 Bellevue, Washington 98004

(Address of Principal Executive Offices)

(425) 201-6100

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Director

On October 2, 2008, Nicholas (Nick) F. Graziano, a member of the Board of Directors (the “Board”) of InfoSpace, Inc., a Delaware corporation (the “Company” or the “Registrant”), informed the Company in writing that he will be resigning his position as a member of the Company’s Board, effective immediately. In his letter of resignation, Mr. Graziano indicated that he was not resigning as the result of any disagreement. Rather, Mr. Graziano noted that both the Board and management are very capable and have a clear strategy going forward that accurately reflects the best interests of shareholders. Mr. Graziano stated that the restructuring efforts undertaken by the Board since his appointment are largely complete, and accordingly that he felt this was an appropriate time for him to resign.

Mr. Graziano was initially elected to the Board on May 2, 2007, pursuant to an agreement between the Company and certain Company stockholders affiliated with Sandell Asset Management Corp., and, during his tenure on the Board, has served as a member of the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008

INFOSPACE, INC.

By:	/s/ Alejandro C. Torres
Alejandro C. Torres
General Counsel and Secretary

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